Exhibit 99.1
News Release

Mirion Technologies Announces Third Quarter 2022 Financial Results
•Revenues for the third quarter increased 11.5% to $160.9 million, compared to $144.3 million in the same period in 2021. Adjusted revenues increased 8.7% compared to the third quarter of 2021.
•GAAP net loss was $50.4 million in the third quarter, compared to a net loss of $46.7 million in the same period last year. Adjusted EBITDA was $30.8 million for the quarter, a 0.3% decrease from $30.9 million in the same period last year.
•GAAP net loss per share for the third quarter was $0.26. Adjusted earnings per share for the same period was $0.03.
•The company reaffirmed 2022 organic adjusted revenue growth of 4% to 6% and is now expecting adjusted EBITDA of $160 million to $170 million and adjusted EPS of $0.37 to $0.41.
Atlanta, GA – November 1, 2022 – Mirion Technologies, Inc. (“Mirion,” "we" or the "company") (NYSE: MIR), a global provider of radiation detection, measurement, analysis and monitoring solutions to the medical, nuclear, defense, and research end markets, today announced results for the third quarter ended September 30, 2022.
Mirion reported year-to-date order growth of 23% as of September 30, 2022, compared to the same period last year. Backlog was $726 million as of September 30, 2022, reflecting 15% year-over-year growth, driven by the company’s diversified product portfolio and improving underlying market trends. Order growth and backlog exclude the impact of the Hanhikivi project termination in the second quarter of 2022.
“I am proud of our team’s efforts throughout the third quarter. The operating environment continued to be challenging, but we believe we have positioned the business well for future success,” stated Thomas Logan, Mirion’s Chief Executive Officer. “I am pleased with our order intake and the continued customer engagement we are seeing across all of our business verticals. Our Medical business posted a tremendous quarter with more than 20% organic revenue growth, supported by strength across all of our end markets. On the Industrial side, we saw strong order performance, but order timing dynamics and foreign exchange movements hindered performance.”
“The strength in demand for the solutions that Mirion provides continues to impress me,” added Larry Kingsley, Chairman of Mirion’s Board of Directors. “While execution proved to be more challenging than expected during the quarter, I believe the business is poised to deliver strong results in Q4 2022 and beyond. Tom and the team have worked tirelessly to position Mirion for success and I know they have a strong game plan in place to build on the strong momentum across the business.”

Updated 2022 Outlook
“We are updating our guidance for 2022 to reflect our third quarter performance and updated outlook for the operating environment,” continued Mr. Logan. “We are expecting a strong fourth quarter and believe that we have positioned our business well to deliver on this updated outlook.”
Mirion is updating its guidance for the year ending December 31, 2022:
•Reaffirming organic adjusted revenue growth of 4% - 6%
•Adjusted EBITDA of $160 million - $170 million
•Adjusted EPS of $0.37 - $0.41
•Adjusted free cash flow of $30 million - $45 million
Two recent acquisitions, CIRS (acquired December 2021), and the Collins Aerospace Critical Infrastructure business (acquired August 2022) are collectively expected to deliver 4.0% of inorganic revenue growth in 2022. Foreign exchange rates are now expected to result in an approximately negative 5% impact to reported adjusted revenue growth. The guidance for organic adjusted revenue growth excludes the impact of foreign exchange rates as well as mergers and acquisitions. Other modeling and guidance assumptions include the following:

Exhibit 99.1
News Release
•Euro to U.S. Dollar foreign exchange conversion rate of 1.00, versus 1.02 previously
•Net interest expense of approximately $42 million (approximately $38 million of cash interest)
•Approximately 181 million shares of Class A common stock outstanding (excludes 8.0 million shares of Class B common stock, 27.2 million warrants, 18.8 million founder shares, subject to vesting, 1.8 million restricted stock units, 0.4 million performance stock units and a further 23.7 million shares reserved for future equity awards (subject to annual automatic increases)), all as of September 30, 2022
The company’s guidance contains forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expense and purchase accounting adjustments, that have not yet occurred, are out of Mirion’s control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for adjusted revenue, organic adjusted revenue adjusted EBITDA, adjusted EPS and adjusted free cash flow are not available without unreasonable effort.
Conference Call
Mirion will host a conference call today, November 1, 2022 at 4:30 p.m. ET to discuss its financial results. Participants may access the call by dialing 1-877-407-9208 or 1-201-493-6784, and requesting to join the Mirion Technologies, Inc. earnings call. A live webcast will also be available at https://ir.mirion.com/news-events.
A telephonic replay will be available shortly after the conclusion of the call and until November 15, 2022. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13733288. An archived replay of the call and an accompanying presentation will also be available on the Investors section of the Mirion website at https://ir.mirion.com/.

Exhibit 99.1
News Release

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future growth prospects, future financial and operating performance, including our financial guidance and outlook, our order book and backlog, our growth strategy and positioning, market trends, including supply chain hurdles and the Russia-Ukraine conflict, our competitive positioning, foreign exchange, interest rate and inflation expectations, mergers and acquisitions, including integration of previously completed mergers and acquisitions, our future share capitalization and any exercise, exchange or other settlement of our outstanding warrants and other securities. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, economic, financial, political and legal conditions, including the Russia-Ukraine conflict and the relationship between the United States and China; risks related to the public’s perception of nuclear radiation and nuclear technologies; risks related to the continued growth of our end markets; our ability to win new customers and retain existing customers; our ability to realize sales expected from our backlog of orders and contracts; risks related to governmental contracts; our ability to mitigate risks associated with long-term fixed price contracts, including risks related to inflation; risks related to information technology disruption or security; risks related to the implementation and enhancement of information systems; our ability to manage our supply chain or difficulties with third-party manufacturers; risks related to competition; our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; our ability to realize the expected benefit from acquisitions, including any synergies, or internal restructuring and improvement efforts; our ability to issue debt or equity or equity-linked securities in the future; risks related to changes in tax law and ongoing tax audits; risks related to future legislation and regulation both in the United States and abroad; risks related to the costs or liabilities associated with product liability claims; our ability to attract, train and retain key members of our leadership team and other qualified personnel; risks related to the adequacy of our insurance coverage; risks related to the global scope of our operations, including operations in international and emerging markets; risks related to our exposure to fluctuations in foreign currency exchange rates, interest rates and inflation, including the impact on our debt service costs; our ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; our ability to predict our future operational results; risks associated with our limited history of operating as an independent company; the impact of the global COVID-19 pandemic, including the availability, acceptance and efficacy of vaccinations, treatments and laws and regulations with respect to vaccinations, on our projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other periodic reports filed or to be filed with the SEC.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward- looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release.

Exhibit 99.1
News Release

Basis of Presentation
As a result of the business combination (the "Business Combination") with GS Acquisition Holdings Corp II ("GSAH"), the company’s financial statement presentation distinguishes Mirion Technologies (TopCo), Ltd (“Mirion TopCo”) as the “Predecessor” until the closing date of the Business Combination, October 20, 2021 (the “Closing Date”). Mirion, which includes the combination of Mirion TopCo and GSAH subsequent to the Business Combination, is the “Successor” for periods starting from the Closing Date. As a result of the application of the acquisition method of accounting in the Successor period, the financial statements for the Successor period are presented on a full step-up basis as a result of the Business Combination, and are therefore not comparable to the financial statements of the Predecessor period that are not presented on the same full step-up basis due to the Business Combination. Mirion adopted a calendar year fiscal year in connection with the closing of the Business Combination.

About Mirion
Mirion Technologies is a leading provider of detection, measurement, analysis and monitoring solutions to the nuclear, defense, medical and research end markets. The organization aims to harness its unrivaled knowledge of ionizing radiation for the greater good of humanity. Headquartered in Atlanta (GA – USA), Mirion employs around 2,800 people and operates in 13 countries. For more information, and for the latest news and content from Mirion, visit ir.mirion.com.
Contacts
For investor inquiries:
Jerry Estes
ir@mirion.com
For media inquiries:
Matthew Maddox
mmaddox@mirion.com

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions, except share data)

	Successor
	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$58.4	$84.0
Restricted cash	0.5	0.6
Accounts receivable, net of allowance for doubtful accounts	133.2	157.4
Costs in excess of billings on uncompleted contracts	67.8	56.3
Inventories	143.1	123.6
Prepaid expenses and other current assets	35.0	31.5
Total current assets	438.0	453.4
Property, plant, and equipment, net	120.5	124.0
Operating lease right-of-use assets	41.8	45.7
Goodwill	1,551.0	1,662.6
Intangible assets, net	668.5	806.9
Restricted cash	0.9	0.7
Other assets	14.6	24.7
Total assets	$2,835.3	$3,118.0
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$60.9	$59.4
Deferred contract revenue	72.5	73.0
Notes payable to third-parties, current	5.2	3.9
Operating lease liability, current	8.6	9.3
Accrued expenses and other current liabilities	74.1	75.4
Total current liabilities	221.3	221.0
Notes payable to third-parties, non-current	802.8	806.8
Warrant liabilities	40.6	68.1
Operating lease liability, non-current	36.4	40.6
Deferred income taxes, non-current	120.7	161.0
Other liabilities	38.5	36.5
Total liabilities	1,260.3	1,334.0
Commitments and contingencies (Note 10)
Stockholders’ equity (deficit):
Class A common stock; $0.0001 par value, 500,000,000 shares authorized; 200,102,086 shares issued and outstanding at September 30, 2022; 199,523,292 shares issued and outstanding at December 31, 2021	—	—
Class B common stock; $0.0001 par value, 100,000,000 shares authorized; 8,040,540 issued and outstanding at September 30, 2022 and 8,560,540 issued and outstanding at December 31, 2021	—	—
Additional paid-in capital	1,875.4	1,845.5
Accumulated deficit	(255.0)	(131.6)
Accumulated other comprehensive loss	(119.0)	(20.7)
Mirion Technologies, Inc. (Successor) stockholders’ equity	1,501.4	1,693.2
Noncontrolling interests	73.6	90.8
Total stockholders’ equity	1,575.0	1,784.0
Total liabilities and stockholders’ equity	$2,835.3	$3,118.0

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Revenues:
Product	$117.1	$107.3	$364.4	$374.9
Service	43.8	37.0	135.5	115.6
Total revenues	160.9	144.3	499.9	490.5
Cost of revenues:
Product	67.1	64.5	215.6	231.0
Service	24.0	17.9	71.2	55.5
Total cost of revenues	91.1	82.4	286.8	286.5
Gross profit	69.8	61.9	213.1	204.0
Operating expenses:
Selling, general and administrative	89.4	62.3	271.3	189.4
Research and development	8.0	8.5	22.5	27.7
Goodwill impairment	—	—	55.2	—
Total operating expenses	97.4	70.8	349.0	217.1
Loss from operations	(27.6)	(8.9)	(135.9)	(13.1)
Other expense (income):
Third party interest expense	13.1	10.8	29.4	32.7
Related party interest expense (Note 8)	—	33.0	—	97.8
Foreign currency loss (gain), net	3.1	(1.4)	7.9	(4.3)
Increase (decrease) in fair value of warrant liabilities	12.0	—	(27.5)	—
Other expense (income), net	(0.4)	0.1	(0.5)	(0.6)
Loss before income taxes	(55.4)	(51.4)	(145.2)	(138.7)
(Benefit from) provision for income taxes	(5.0)	(4.7)	(16.5)	2.6
Net loss	(50.4)	(46.7)	(128.7)	(141.3)
Loss attributable to noncontrolling interests	(3.3)	—	(5.3)	—
Net loss attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders	$(47.1)	$(46.7)	$(123.4)	$(141.3)

Net loss per common share attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders — basic and diluted	$(0.26)	$(7.01)	$(0.68)	$(21.33)
Weighted average common shares outstanding — basic and diluted	181.333	6.665	181.058	6.623

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Unaudited Consolidated Statements of Cash Flows
(In millions)

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(128.7)	$(141.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accrual of in-kind interest on notes payable to related parties	—	96.8
Depreciation and amortization expense	132.4	70.1
Stock-based compensation expense	24.8	(0.1)
Amortization of debt issuance costs	2.7	2.7
Provision for doubtful accounts	(0.2)	1.7
Inventory obsolescence write down	0.8	0.5
Change in deferred income taxes	(32.3)	1.9
Loss on disposal of property, plant and equipment	0.3	—
Loss (gain) on foreign currency transactions	7.9	(4.3)
(Decrease) increase in fair values of warrant liabilities	(27.5)	—
Amortization of deferred revenue step-down	—	11.7
Amortization of inventory step-up	6.3	4.7
Goodwill impairment	55.2	—
Other	0.1	3.4
Changes in operating assets and liabilities:
Accounts receivable	20.0	2.4
Costs in excess of billings on uncompleted contracts	(17.4)	(9.8)
Inventories	(35.9)	(2.3)
Prepaid expenses and other current assets	(6.2)	(5.2)
Accounts payable	(1.9)	7.2
Accrued expenses and other current liabilities	2.3	(6.3)
Deferred contract revenue	2.8	5.1
Other assets	8.2	(2.2)
Other liabilities	0.5	8.1
Net cash provided by operating activities	14.2	44.8
INVESTING ACTIVITIES:	—
Acquisitions of businesses, net of cash and cash equivalents acquired	(6.6)	(15.9)
Purchases of property, plant, and equipment and badges	(22.7)	(22.7)
Sales of property, plant, and equipment	0.8	—
Net cash used in investing activities	(28.5)	(38.6)
FINANCING ACTIVITIES:
Borrowings from notes payable to third-parties, net of discount and issuance costs	—	1.9
Principal repayments	(4.6)	(12.2)
Other financing	(0.4)	—
Net cash used in financing activities	(5.0)	(10.3)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6.2)	(2.7)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(25.5)	(6.8)
Cash, cash equivalents, and restricted cash at beginning of period	85.3	108.7
Cash, cash equivalents, and restricted cash at end of period	$59.8	$101.9

Exhibit 99.1
News Release

Share Count
Consists of 181,352,086 shares of Class A common stock and 8,040,540 shares of Class B common stock outstanding as of September 30, 2022. Excludes (1) 18,750,000 founder shares which are shares of Class A common stock subject to vesting in three equal tranches, based on the volume-weighted average price of our Class A common stock being greater than or equal to $12.00, $14.00 and $16.00 per share for any 20 trading days in any 30 consecutive trading day period, and such shares will be forfeited to us if they fail to vest by October 20, 2026; (2) 27,249,879 shares of Class A common stock issuable upon the exercise of 8,500,000 private placement warrants and 18,749,879 publicly-traded warrants; (3) 1.8 million shares of Class A common stock underlying restricted stock units and 0.4 million shares of Class A common stock underlying performance stock units; and (4) any shares issuable from awards under our 2021 Omnibus Incentive Plan, which had 23,650,563 shares reserved for future equity awards (subject to annual automatic increases). The 8,040,540 shares of Class B common stock are paired on a one-for-one basis with shares of Class B common stock of Mirion Intermediate Co., Inc. (the "paired interests"). Holders of the paired interests have the right to have their interests redeemed for, at the option of Mirion, shares of Class A common stock on a one-for-one basis or cash based on a trailing stock price average. All share data is as of September 30, 2022 unless otherwise noted.
Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Adjusted Revenues is defined as GAAP revenues adjusted to remove the impact of purchase accounting on the recognition of deferred revenue.
Organic Adjusted Revenues is defined as Adjusted Revenues excluding the impact of foreign exchange rates as well as mergers and acquisitions in the period.
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants, certain non-operating expenses (impairment of an equity investment, incremental one-time costs related to the Business Combination, incremental one-time costs associated with becoming a public company, mergers and acquisition expenses, restructuring costs, costs to achieve information technology system integration and efficiency, and costs to achieve integration and operational synergies), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted Net Income is defined as GAAP net income adjusted for foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants and certain non-operating expenses also excluded from Adjusted EBITDA, stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EPS is defined as adjusted net income divided by weighted average common shares outstanding — basic and diluted.
Adjusted Free Cash Flow is defined as free cash flow adjusted to include the impact of cash used to fund non-operating expenses. We believe that the inclusion of supplementary adjustments to free cash flow applied in presenting adjusted free cash flow is appropriate to provide additional information to investors about our cash flows that management utilizes on an ongoing basis to assess our ability to generate cash for use in acquisitions and other investing and financing activities.
Free Cash Flow is defined as U.S. GAAP net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment and purchases of badges.

Exhibit 99.1
News Release

Operating Metrics
Order Growth is defined as the amount of revenue earned in a given period and estimated to be earned in future periods from contracts entered into in a given period as compared with such amount for a prior period. Order growth was calculated excluding the impact of the Hanhikivi project termination in the second quarter of 2022. Foreign exchange rates are based on the applicable rates as reported for the time period.

Exhibit 99.1
News Release

The following tables presents reconciliations of certain non-GAAP financial measures for the applicable periods.

Mirion Technologies, Inc.
Reconciliation of Adjusted Revenue & Adjusted EBITDA
(In millions)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Revenue	$160.9	$144.3	$499.9	$490.5
Deferred revenue purchase accounting adjustment	—	3.7	—	11.7
Adjusted Revenue	$160.9	$148.0	$499.9	$502.2

Income from operations	$(27.6)	$(8.9)	$(135.9)	$(13.1)
Amortization	35.2	16.1	111.5	53.3
Depreciation - core	5.8	5.1	16.0	17.0
Depreciation - Mirion Business Combination step-up	1.6	—	4.9	—
Revenue reduction from purchase accounting	—	3.7	—	11.7
Cost of revenues impact from inventory valuation purchase accounting	—	—	6.3	4.7
Stock based compensation	8.5	—	24.8	(0.1)
Goodwill impairment	—	—	55.2	—
Non-operating expenses	7.1	15.0	25.0	47.2
Other Income / Expense	0.2	(0.1)	0.5	0.1
Adjusted EBITDA	$30.8	$30.9	$108.3	$120.8
Income from operations as % of revenue	(17.2)%	(6.2)%	(27.2)%	(2.7)%
Adjusted EBITDA as % of adjusted revenue	19.1%	20.9%	21.7%	24.1%

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Reconciliation of Adjusted Earnings per Share
(In millions, except per share values)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
Net loss attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders	$(47.1)	$(123.4)
Loss attributable to non-controlling interests	(3.3)	(5.3)
GAAP net loss	$(50.4)	$(128.7)
Cost of revenues impact from inventory valuation purchase accounting	—	6.3
Foreign currency (gain) loss, net	3.1	7.9
Amortization of acquired intangibles	35.2	111.5
Stock based compensation	8.5	24.8
Change in fair value of warrant liabilities	12.0	(27.5)
Goodwill impairment	—	55.2
Non-operating expenses	6.9	25.0
Tax impact of adjustments above	(9.7)	(27.0)
Adjusted Net Income	$5.6	$47.5

Weighted average common shares outstanding — basic and diluted	181.333	181.058
Dilutive Potential Common Shares - RSUs	0.019	0.032
Adjusted weighted average common shares — diluted	181.352	181.090

GAAP loss per share	$(0.26)	$(0.68)
Adjusted earnings per share	$0.03	$0.26